E-2

Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Advanced Lumitech, Inc. (the “Company”) on Form 10-QSB for the quarterly period ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report’), I, Patrick Planche, President, Chief Executive Officer, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Patrick Planche

Patrick Planche, President,
Chief Executive Officer, Treasurer and
Chief Financial Officer
August 21, 2006